MADHATTER REALTY INC.

7417 THIRD AVE BRONX N Y 10451 (718) 665-2787 FAX(718)402-8733

COMMERCIAL LEASE, between **MADHATTER REALTY, INC..** With its principal office at 2417 Third Avenue, Bronx, New York as "LANDLORD" and **Center Stage Musical Productions Inc. .(Roger Paglia PRESIDENT) . .** With its principal residence at 3407 Winona Ave. Burbank, California, as "TENANT".

1. PREMISE, TERM AND USE. - Landlord agrees to lease to Tenant **APPROXIMATELY 4000 SQ.FT. space, a 8 bay section in the FOURTH floor (see floor diagram) ROOM 407** in the building located at 2417 Third Avenue in the City of The Bronx, State of New York, (the " Premises"), for a term of **Two** years beginning on **July 1st, 2005** and ending on **June 30TH 2007** , for use and occupancy as **warehouse**

2. **RENT** - Tenant shall pay the annual rental as follow:

$4000.00 PER MONTH (Four Thousand dollar) FROM 7/1/2005 -6/31/ 2006
$4200.00 PER MONTH (Four Thousand Two hundred dollar) FROM 7/1/2006 - 6/31/ 2007

OPTIONAL 10 YEAR: Tenant shall have the right to extend lease on a yearly basis by giving notice, via certified return receipt mail, on or before December 31st of each year for Ten Years starting December 31st,2006. If tenant fails to notifiy the landlord, then the landlord is not obligated to extend the lease.

(1) 7/1/07-6/30/08 $4410/month (2) 7/1/08-6/30/09 $4631/month (3) 7/1/09-6/30/10 $4862/month
(4) 7/1/10-6/30/11 $5105/month (5) 7/1/11-6/30/12 $5360/month (6) 7/1/12-6/30/13 $5628/month
(7) 7/1/13-6/30/14 $5910/month (8) 7/1/14-6/30/15 $6205/month (9) 7/1/15-6/30/16 $6516/month
(10) 7/1/16-6/30/17 $6841/month

The monthly installments shall be paid in advance on the first day of each and every month during the term of this Lease. GRACE PERIOD 10 DAYS; THEREAFTER 5% PENALTY.

3. SECURITY - Tenant has deposited with Landlord **$8000.00** as security for the faithful performance by Tenants of all the terms, covenants and condition of this lease on Tenant's part to be performed. Provided Tenant has fully and faithfully carried out all of said terms, covenants and conditions on Tenant's part to be performed, this security deposit shall be returned to Tenant after the expiration of this Lease **without interest.**

(A) In the event of a bona fide sale, subject to this Lease, Landlord shall have the right to transfer the security to the buyer for the benefit of Tenant. Landlord, upon notice to Tenant (by registered letter) of such sale and assignment of the security deposit to the buyer, shall be released from all liability for the return of such security. Tenant agrees to look solely to the new Landlord for the return of the said security, and it its agreed that this shall apply to subsequent transfer or assignment of the security to any new Landlord.

(B) The security deposited under this Lease shall not be mortgaged, assigned or encumbered by the Tenant without the written consent of the landlord

4. CARE OF PREMISES, ALTERATIONS, ETC. - Tenant shall take good care of the

Premises and any fixtures which are and shall remain the property of the Landlord which may be located or situated on, in or made a part of the Premises and shall, at Tenant's own cost and expense make all repairs to the Premises and fixtures other than structural repairs. AT the end of the term of this Lease, Tenant shall deliver the Premises in good order and condition , damages by the elements excepted.

(A) The Tenant shall promptly execute and comply with all statutes, ordinances, rules orders, regulations and requirements of any governmental or quasi-governmental authority, including departments, bureaus and the like, having jurisdiction applicable to the Premises, for the correction, prevention, and abatement of violations, nuisances or other grievances, in, upon, or connected with the Premises during the term of this Lease, at the Tenant's own cost and expense.

(B) Tenant's successors, heirs, executors or administrators shall not make any alterations to the Premises without the Landlord consent in writing; or occupy , or permit or suffer the same to be occupied for any business or purpose deemed disreputable or extrahazardous on account of fire, under the penalty of damages and forfeiture, and in the event of a breach thereof, the term herein shall immediately cease and terminate at the option of the Landlord as if it were the expiration of the original term.

(C) Tenant will not do anything in or to the premises, or bring anything into the Premises, or permit anything to be done or brought into or kept in the Premises, which will in any way increase the rate of fire insurance on said Premises, nor use the Premises or any part thereof, nor allow or permit its use for any business or purpose which would cause an increase in the rate of fire insurance on said building, and the Tenant agrees to pay as additional rent the cost of any increase in fire insurance on demand by Landlord.

(D) Tenant shall not encumber or obstruct the sidewalk in front of, entrance to, or hall and stairs of said Premises, nor allow the same to be obstructed or encumbered in any manner.

5. SERVICES PROVIDED BY LANDLORD- As long as Tenant is not in default of any of the terms and conditions of this Lease, Landlord agrees to provide the following services:

(A) Heat, when and as required; except for holidays, Monday through Friday from 6:00 AM to 6:00 PM.

(B) Passenger elevator service, all time . Freight Elevator all time

(C) Electrical service at all times except that if the Premises shall not be separately metered, **Tenant agrees to pay $00.00 per month as additional rent of the electric bill.** Landlord may determine bases upon a survey of the consumption and equipment used by Tenant (or such additional percentage as may be determined by Landlord based upon changes in consumption by Tenant); and if the Premises shall be separately metered, Tenant agrees to make its own arrangements with the LANDLORD. **SUBMETERED: Tenant shall pay submetered electrical invoice as additional rent every month.**

(D) Cleaning services on business days provided that the Premises are kept in order by Tenant, **Tenant shall pay $25 per month as additional rent the cost of removal of Tenant's rubbish or refuse.** Window cleaning shall be at Landlord's sole cost and expense and at such times as Landlord may determine, it being understood and agreed that Tenant is strictly forbidden and prohibited from cleaning any window from the outside. **Landlord, no less than twice per year, shall clean Windows and Air Conditioners Filters.**

6. NO ABATEMENT OF RENT OR ADDITIONAL RENT - Landlord shall not be liable for failure to give possession of the Premises upon commencement date by reason of the fact that the Premises are not ready for occupancy or because a prior tenant or any other person is wrongfully holding over or is in wrongful possession, or for any other reason. The rent shall not commence until possession is given or is available, but the term herein shall not be extended.

(A) This lease and obligation of Tenant to pay rent hereunder and perform all of the other covenants and agreements hereunder on part of Tenant to be performed shall in no way be affected, impaired or excuse because Landlord is unable to supply or is delayed in suppling any service expressly or impliedly to be supplied or is unable to make, or is delayed in making any repairs, additions, alterations or decorations or is unable to supply or is delayed in supplying any equipment or fixtures if Landlord is prevented or delayed from so doing by reasons of government preemption in connection with a National emergency or in connection with any rule, order of regulation of any department or subdivision thereof of any governmental agency or by reason of the conditions of supply and demand which have been or are affected by was or other emergency.

(B) No diminution or abatement of rent, or other compensation, shall be claimed or allowed for inconvenience or discomfort arising from the making of repairs or improvements to the building or to its appliances, not for any space taken to comply with any law, ordinance or order of a government authority. In respect to the various "services" if any, herein expressly or impliedly agreed to be furnished by Landlord to Tenant, it is agreed that there shall be not diminution or abatement of the rent, or any other compensation, for interruption or curtailment of such "service" when such interruption or curtailment shall be due to accident, alteration or repairs desirable or necessary to be make or to inability or difficulty in securing supplied or labor for the maintenance of such "service" or to some other cause, nor gross negligence on the part of Landlord. No such interruption or curtailment of any such "service" shall be deemed a constructive eviction. Landlord shall not be required to furnish, and Tenant shall not be entitled to receive any "services" during any period when Tenant shall be in default in respect to the payment of rent. Neither shall there be any abatement or diminution of rent because of making of repairs, improvements or decorations to the Premises after the date above fixed for the commencement of the term, it being understood that rent shall, in any
event, commence to run at such date so above fixed.

7. REAL ESTATE TAXES - Tenant acknowledges that the Premises comprise approximately "3%" of the building and which shall be defined as "Tenant's share." In the event that real estate taxes due and owing by Landlord for the building shall be increased

above those charges during the base year (which is defined as the tax or fiscal year used by the governmental authority assessing such taxes in effect on the commencement date of this Lease), Tenant agrees to pay as additional rent within thirty (30) days of receipt of notice from Landlord, an amount equal to such additional real estate taxes or Tenant's share of additional real estate taxes. **Base year 2003-2004 is $104,000.00 Landlord will provide proof of payment and a copy of invoice.**

8. DAMAGES TO THE PREMISES - Tenant must give Landlord prompt notice of fire, accident, casualty, damage or dangerous or defective condition. If the Premises can not be used because of fire or other casualty, Tenant is not required to pay rent for the time the Premises are unusable. If part of the Premises can not be used, Tenant must pay rent for the usable part. Landlord shall have the right to decide which part of the Premises is usable. Landlord need only repair the damaged structural part of the Premises. Landlord is not required to repair or replace any equipment, fixtures, furnishings or decorations unless originally installed by Landlord. Landlord is not responsible for delays due to settling insurance claims, obtaining estimated, labor and supply problems or any other cause not fully under Landlord's control.

(A) If the fire or other casualty is caused by an act or neglect of Tenant, Tenant's employees or persons on the Premises with permission of Tenant, or at the time of the fire or casualty Tenant is in default in any term of this Lease, then all repairs will be made at Tenant's expense and Tenant must pay the full rent with not adjustment. The cost of the repairs will be added to the rent.

(B) Landlord has the right to demolish or rebuild the building if there is substantial damage by fire or other casualty. Landlord may cancel this Lease within 30 days after the substantial fire or casualty by giving Tenant notice of Landlord's intention to demolish or rebuild. The Lease will end 30 days after Landlord's cancellation notice to Tenant. Tenant must deliver the Premises to Landlord on or before the cancellation date in the notice and pay all rent due to the date of the fire or casualty. If the Lease is cancelled, Landlord is not required to repair the Premises or building. The Cancellation does not release Tenant of liability in connection with the fire or casualty.

9. INSPECTION AND ENTRY BY LANDLORD - Tenant agrees that Landlord and Landlord's agents and other representatives shall have the right to enter into and upon the Premise, or any part hereof, at all reasonable hours for the purpose of examining the same, or making such repairs or alterations therein as may be necessary for the safety and preservations of the Premises. **Landlord must obtain permission and escort from Center Stage before entering premise**

(A) Tenant also agrees to permit Landlord or the Landlord's agents to show the Premises to person wishing to lease of purchase the Premises. Tenant further agrees that on and after the sixth month preceding the expiration of the term of this Lease, Landlord or Landlord's agents shall have the right to place notices on the front of said Premises, or any part thereof, offering the Premises "To Let" or "For Sale" and the Tenant agrees to permit the same to remain thereof without hindrance or molestation.

(B) If the Premises, or any part thereof shall be deserted or become vacant

during the term of this Lease, or if Tenant shall default in the payment of rent or any part thereof or shall default in the performance of any of the covenants herein contained, Landlord or its representative may re-enter the Premises by force, summary proceeding or otherwise, and remove all person therefrom, without being liable to prosecution therefor, and Tenant hereby expressly waives the service of any notice in writing of intention to re-enter, and Tenant shall pay at the same time as the rent becomes payable under the terms hereof a sum equivalent to the rent herein, and the Landlord may rent the Premise on behalf of the Tenant, reserving the right to rent the Premises for a longer period of time than fixed in the original lease without releasing the original Tenant from any liability, applying any moneys collected, first to the expense of resuming or obtaining possession, second to restoring the Premises to a rentable condition and then to the payment of the rent and all other charges due and to become due to the Landlord any surplus to be paid to the Tenant, who shall remain liable for any deficiency.

10. GLASS- Landlord may replace, at the expense of Tenant, any and all broken glass in and about the Premises. Landlord may insure , and keep insured, all plate glass in the Premises for and in the name of Landlord. Bill for the premiums therefor shall be rendered by Landlord to Tenant at such times as Landlord may elect, and shall be due from and payable by Tenant when rendered, and the amount thereof shall be deemed additional rental. Damage and injury to the said Premises, caused by the carelessness, negligence or improper conduct on the part of Tenant or Tenant's agents or employees shall be repaired as speedily as possible by Tenant at Tenant's own cost and expense.

11. SIGNS - Tenant shall neither place, nor cause nor allow to be placed, any sign or signs of any kind whatsoever at , in or about the entrance to said Premises or any part of same, except in or at such place or places as may be indicated by the Landlord and upon written consent by Landlord. In the event Landlord or Landlord's representatives shall deem it necessary to remove any such sign in order to paint the Premises or the building wherein same is situated or make any repairs, alterations, improvements in or upon the Premises or the building or any part of the Premises or the building, Landlord shall the right to do so, providing any sign be removed and replace at Landlord expense whenever the said repairs, alterations or improvements shall be completed.

12. INSURANCE - Tenant agrees to maintain in full force and effect during the entire term of this Lease, liability insurance insuring Landlord against any loss or damage sustained or to which Landlord may be subject by reason of Tenant's occupancy and use of the Premises, which policy shall have the following limits of liability: $1,000,000.00 Tenant agrees to furnish to Landlord, prior to the effective date of this Lease, a binder or other such certificate evidencing such insurance coverage. **Landlord will provide proof of insurance of no less than $3,000,000.00 for the building and general liability.**

(A) Tenant agrees that it will, at its own cost and expense, keep its furniture, fixtures, equipment, record, and personal property insured against loss or damage by fire or other peril normally covered by "extended coverage" endorsements, and shall deliver to Landlord prior to the effective date of this Lease, a binder or other such certificate of such insurance coverage.

13. SUBLETTING OR ASSIGNMENT- Neither the Premises nor any portion of the

Premises may be sublet, nor may this Lease be assigned without the express written consent of Landlord upon such terms and conditions as Landlord may require.

14. DEFAULT - If Tenant defaults in fulfilling any of the terms and conditions of this Lease other than the payment of rent or additional rent; or if the Premises becomes vacant or deserted; or if any execution or attachment shall be issued against Tenant or any of Tenant's property located or situated at or on the Premises whereby the Premises shall be taken or occupied by someone other than Tenant; or if this Lease shall be rejected under any applicable provision of the bankruptcy laws; or if Tenant shall Fail to take possession within fifteen (15) days of the commencement of this Lease; and upon Landlord serving written notice to Tenant specifying the nature of the default, Tenant shall have thirty (30) days from the date of receipt of such notice to cure the default (or if such default cannot be cured within such period, Tenant must diligently and in good faith proceed to cure the default). If Tenant shall have failed to cure or proceed to cure the default within such period, Landlord may serve thirty (30) day notice of cancellation of this Lease upon Tenant and upon the expiration of the cancellation period this Lease shall terminate and expire and Tenant shall quit and surrender the Premises to Landlord but Tenant shall remain liable as provided in this Lease.

(A) If after default in payment of rent or violation of any other provision of this Lease, or upon the expiration of this Lease, Tenant moves out or is dispossessed and fails to remove any trade fixtures or other property prior to such said default, removal, expiration of Lease, or prior to the issuance of the final order or execution of the warrant, then and in that event, the said fixtures and property shall be-deemed abandoned by the said Tenant and shall become the property of Landlord.

15. NO WAIVER BY LANDLORD - The failure of Landlord to insist upon a strict performance of any of the terms, conditions and covenants herein shall not be deemed a waiver of any rights or remedies that Landlord may have, and shall not be deemed a waiver of any subsequent breach or default in the terms, conditions and covenants herein contained. This instrument may not be changed, modified, discharged or terminated orally.

16. LEASE NOT A LIEN - This Lease shall not be a lien against the Premises in respect to any mortgage that may now or in the future be placed against said Premises, and that the recording of such mortgage or mortgages shall have preference and precedence and be superior and prior in lien of this Lease, irrespective of the date of recording, and the Tenant agrees to execute without cost any such instrument which may be deemed necessary or desirable to further effect the subordinations of this Lease to any such mortgages, and a refusal to execute such instrument shall entitle the Landlord or the Landlord's assigns and legal representative to the option of cancelling this Lease without incurring any expenses or damages and the term hereby granted is expressly limited accordingly.

17. QUIET POSSESSION- Landlord covenants that Tenant, on paying the rent and additional rent, and faithfully performing the covenants required or imposed upon Tenant, shall and may peacefully and quietly have, hold and enjoy the Premise for the term of this Lease, provided however, that this covenant shall be conditioned upon the retention of title to the Premises by the Landlord.

18. BINDING EFFECT - It is mutually understood and agreed that the covenants

and agreements contained in this Lease shall be binding upon the parties hereto and upon their respective successors, heirs, executors and administrators.

19. **NOTE** - Landlord to install new windows, paint walls and floor.
Surveillance cameras to monitor (1) Freight Elevator (2) **passanger Elevator, (3) loading dock,(4) hallways, (5) Entrance and (6) Exit.**

IN WITNESS WHEREOF, the parties have set their hand and seal on this **1th Day of June , 2005.**

By.- MADHATTER REALTY INC.,

By. - Center Stage Musical Productions Inc.

BYUNG UK IM PRES.
"LANDLORD"
Date _______

Roger Paglia
"TENANT"
Date

/22/05